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                                                                    EXHIBIT 4.11

                                    Schedule

                  Information on seven substantially identical
                                 Deeds of Trust
                            dated as of June 20, 2001
                  with First Union National Bank as Beneficiary

      (Seven additional documents are identical, except as set forth below, to the document included as Exhibit 4.3)

                                                                           Principal Amount
        Apartment Property                  Grantor                         of Debt Secured
        ------------------                  -------                         ---------------
        Deerfield Apartments                CRIT-NC IV, LLC                      10,220,000
        Durham, North Carolina

        Meadow Creek Apartments             CRIT-NC IV, LLC                       9,590,000
        Pineville, North Carolina

        Pinnacle Ridge Apartments           CRIT-NC IV, LLC                       5,005,000
        Asheville, North Carolina

        Cottonwood Crossing Apartments      CAC V Limited Partnership             6,055,000
        Arlington, Texas

        Main Park Apartments                CAC V Limited Partnership             8,465,000
        Duncanville, Texas

        Paces Cove Apartments               CAC V Limited Partnership            11,165,000
        Dallas, Texas

        Wildwood Apartments                 CAC V Limited Partnership             3,400,000
        Eucless, Texas